Exhibit 10.1 Confidential Materials Omitted – To be filed separately with the Securities and Exchange Commission upon request. Double asterisks denote omissions. 1 1 . CONTRACT ID CODE PAGE OF PAGES AMENDMENT OF SOLICITATION/MODIFICATION OF CONTRACT I 1 I 5 2. AMENDMENT/MODIFICATION NO. 3. EFFECTIVE DATE 4. REQUISITION/PURCHASE REQ. NO 1 5. PROJECT NO, (If applicable) P00003 See Block 16C OS244568 6. ISSUED BY CODE ASPR-BARDA 7. ADMINISTERED BY (If other than Item 6) CODE IASPR-BARDA ASPR-BARDA ASPR-BARDA 20 0 Independence Ave., S.W. 200 Independence Ave., S.W. Room 640-G Room 638-G Washington DC 20201 Washington DC 20201 8. NAME AND ADDRESS OF CONTRACTOR (No., Street, county, State and ZIP (√) 9A AMENDMENT OF SOLICITATION NO Code) EMERGENT PRODUCT DEVELOPMENT GAITHESBURG 9B. DATED (SEE ITEM 11) INC. EMERGENT PRODUCT DEVELOPMENT GAITHE 10A M ODIFICATION OF CONTRACT/ORDER NO. X HHS0100201600030C 300 PROFESSIO NAL DR# 100 GAITHERSBURG MD 208793419 1OB. DATED (SEE ITEM 13) CODE 1365869 FACILITY CODE 09/30/2016 11. THIS ITEM ONLY APPUES TO AMENDMENTS OF SOLICITATIONS The above numbered solicitation is amended as set forth in Item 14. The hour and date specified for receipt of Offers __ is extended, __ is not extended. Offers must acknowledge receipt of this amendment prior to the hour and date specified in the solicitation or as amended, by one of the following methods: (a) By completing Items 8 and 15, and returning _________ copies of the amendment; (b) By acknowledging receipt of this amendment on each copy of the offer submitted; or (c) By separate letter or telegram which includes a reference to the solicitation and amendment numbers. FAILURE OF YOUR ACKNOWLEDGMENT TO BE RECEIVED AT THE PLACE DESIGNATED FOR THE RECEIPT OF OFFERS PRIOR TO THE HOUR AND DATE SPECIFIED MAY RESULT IN REJECTION OF YOUR OFFER. If by virtue of this amendment you desire to change an offer already submitted, such change may be made by telegram or letter, provided each telegram or letter makes reference to the solicitation and this amendment, and is received prior to the opening hour and date specified. 12. ACCOUNTING AND APPROPRIATION DATA ( If required ) Net Increase: $260,988,090 [**] 13. THIS ITEM ONLY APPLIES TO MODIFICATION OF CONTRACTS/ORDERS, IT MODIFIES THE CONTRACT/ORDER NO. AS DESCRIBED IN ITEM 14. CHECK ONE A. THIS CHANGE ORDER IS ISSUED PURSUANT TO: (Specify authority) THE CHANGES SET FORTH IN ITEM 14 ARE MADE IN THE CONTRACT ORDER NO. IN ITEM 10A. B. THE ABOVE NUMBERED CONTRACTIORDE R IS MODIFIED TO REFLECT THE ADMINISTRATIVE CHANGES (such as changes in paying office, appropriation data, etc.) SET FORTH IN ITEM 14, PURSUANT TO THE AUTHORITY OF FAR 43.103(b) C. THIS SUPPLEMENTALAGREEMENT IS ENTERED INTO PURSUANT TO AUTHORITY OF: X FAR 52.217 -7 Option for Increased Quantity - Separately Priced Line Item D. OTHER (Specify type of modification and authority) E. IMPORTANT: Contractor is not, is required to sign this document and return ____2____ copies to the issuing office. 14. DESCRIPTION OF AMENDMENT/MODIFICATION (Organized by UCF section headings, including solicitation/contract subject matter where feasible.) Tax ID Number: [**] DUNS Number: [**] The purpose of this modification is to modify ARTICLES B.3. OPTION PRICES, B.5, ADVANCE UNDERSTANDINGS, C. 1. STA TEMENT OF WORK, G.3. KEY PERSONNEL, and SECTION J - LIST OF ATTACHMENTS. Funds Obligated Prior to this Modification: $203,704, 113 Funds Obligated with Mod #3: $260,988 ,090 Total Funds Obligated to Date: $464,692,203 Continued ... provided herein, all terms and conditions or the document referenced in Item 9 A or 1 0A , as heretofore changed, remains unchanged ed and in full force and effect. CHRISTOPHER SCOTT 15C. DATE SIGNED 16C . DATE SIGNED ADAM HAVEY, EVP 07/30/2019 ( Srgnat ure of person authorized to s,gn) 16 B. UNITED STATES OF AMERICA (Signature of Contracting Officer)

REFERENCE NO. OF DOCUMENT BEING CONTINUED
CONTINUATION SHEET HHSO1002 0 l 600030C/P00003

PAGE 2 OF 5

NAME OF OFFEROR OR CONTRACTOR
EMERGENT PRODUCT DEVELOPMENT GAITHERSBURG INC. 1365869

ITEM NO. (A)	SUPPLIES/SERVICES (B)	QUANTITY (C)	UNIT (D)	UNIT PRICE (E)	AMOUNT (F)
	Expiration Date: September 29,2021 (Unchanged) Delivery: 07/30/2019 Delivery Location Code: HHS HHS 200 Independence Avenue, SW Washington DC 20201 US Appr. Yr.: 2019 CAN: 1990051 Object Class: 26088 FOB: Destination Period of Performance: 09/30/2016 to 09/29/2021 Change Item 4 to read as follows (amount shown is				
4	the obligated amount). CLIN 0004- Option Funding to support procurement of AV7909 Anthrax Vaccine to the Strategic National Stockpile.				260,988,090.00

NSN 7540-01-152-8067

OPTIONAL FORM 336 (4-86)
Sponsored by GSA
FAR (48 CFR) 53.110

ARTICLE B.3. OPTION PRICES are hereby modified as follows:

CUN	Period of Performance	Supplies/Services	Doses	Price per Dose	Total Cost
CLIN 0004 (Option - Funded***	**07/29/19 - 09/29/21**	**Additional Surge Capacity (EUA)**	**10[**]***	**$[**]**	**$260,988,090**

***25 million doses procured under the options will be reduced by $[**] per dose (regardless of the year these doses may be procured).**
****Under this option 10[**]doses are expected to be procured at the unit price of $[**]. (This is the unit price of $[**] negotiated for surpassing the [**] million dose threshold and inclusive of $[**] per dose reduction.) If fully delivered there will be [**] doses that will be applicable for the $[**] per dose reduction in future procurement options**

****CLIN 0004 is funded with this modification**

ARTICLE B.5. ADVANCE UNDERSTANDINGS is hereby modified as follows:

k. Terms and conditions for payment

Subject to the availability of funds the government intends to procure 3,000,000 doses of AV7909 as outlined in the base period of the contract at a unit price of $[**]per dose and an additional 10[**]doses under an option exercised in FY2019 at a unit price of $[**]per dose. This Advance Understanding counts as COA approval for the delivery of 3,000,000 doses funded in the Base Period.

Invoices shall be submitted upon delivery of product to government specified locations and government acceptance of product. A delivery schedule along with expected doses to be delivered will be included as an attachment to this option.

l. Stability

BARDA understands that the stability testing is ongoing to support long-term stability of AV7909. The contractor will continue to perform ICH compliant stability studies on AV7909. While EBS and BARDA believe that a [**] month expiration dating will be achieved, this cannot be confirmed until FDA licensure of the vaccine.

For the agreed upon price, AV7909 will be delivered to the SNS that is no older than [**] months from the date of manufacture stamped on the vial label.

- BARDA does agree to a one-time exception to the [**]-month limitation to allow delivery of approximately [**] doses of AV7909 that were initially manufactured as PPQ material intended for qualification of a Redundant Fill Site at PAR.

m. Shipment to the Strategic National Stockpile and Storage

Emergent shall develop a delivery schedule that is in agreement with BARDA. Delivery estimates are dependent on product release. Shipping will be FOB destination.

At least 48 hours before each scheduled shipment by the Contractor, the Contractor shall provide the following to the Contracting Officer and COR:

i. Packing Slip

3

ii. Certificate(s) of Analysis iii. Confirm the number of pallets, vials and doses to be loaded iv. Diagram of product shipment pallet (how many vials per box, per pallet) The Contractor will assume responsibility for the cost of shipping and transport of finished product to the SNS for long-term storage once usable product requirements have been met. The USG will assume responsibility for long-term storage of the finished product, and emergency distribution of the finished product. The USG shall incur only the storage costs while the product is held within the USG's control. The product shall be stored in compliance with cGMP at the Contractor's facility until the delivery of finished product to the SNS. The Contractor shall ensure that vaccine delivery follows cGMPs to maintain the integrity of the product en route. The Contractor shall file the necessary documentation to the FDA/CBER for the safe movement of the product to include any protocol deviations en route. The Contractor shall be responsible for the secure and segregated storage of held intermediates and the FOP prior to lot release and subsequent arrival at the SNS. The Contractor will agree upon a delivery schedule. Thirty days advance notice is required prior to shipment to the SNS. However, while the product is in long-term storage with the USG (i.e., in the SNS), the Contractor shall continue to be responsible for all quality control/quality assurance monitoring and subsequent reporting necessary to ensure appropriate storage conditions of the product until said product is licensed. The Contractor, via this contract with the USG, will be expected to comply with a written Quality Agreement (attached) as to the manner in which the product will be stored within the specific USG stockpile facility (ies) that have been identified post contract award. In addition, this Quality Agreement will outline the responsibilities of both the Contractor and the USG (i.e., SNS- Quality Control). These documents shall be drafted and signed by both parties prior to the transport and storage of the product. BARDA will not accept considerations for stability failures/reduced shelf-life. Any lots deemed non-conforming will be placed in quarantine and must be replaced by Emergent. If there is an indication of trending stability issues, then an investigation will need to be opened and deliveries suspended until resolved. SECTION C - DESCRIPTION/SPECIFICATIONS/WORK STATEMENT ARTICLE C.1. STATEMENT OF WORK Independently and not as an agent of the Government, the Contractor shall furnish all the necessary services, qualified personnel, material, equipment, and facilities not otherwise provided by the Government as needed to perform the Statement of Work dated July, 30 2019 set forth in SECTION J - List of Attachments, attached hereto and made a part of the contract. ARTICLE G.3. KEY PERSONNEL is hereby modified as follows: The key personnel specified in this contract are considered to be essential to work performance. At least 30 days prior to diverting any of the specified individuals to other programs or contracts (or as soon as possible, if an individual must be replaced, for example, as a result of leaving the employ of the Contractor), the Contractor shall notify the Contracting Officer and shall submit 4 comprehensive justification for the diversion or replacement request (including proposed substitutions for key personnel) to permit evaluation by the Government of the impact on performance under this contract. The Contractor shall not divert or otherwise replace any key personnel without the written consent of the Contracting Officer. The Government may modify the contract to add or delete key personnel at the request of the Contractor or Government. The following individuals are considered to be essential to the work being performed hereunder: Name Position [**] [**] [**] [**] [**] [**] [**] [**] [**] [**] [**] [**] [**] [**] 'Bold indicated changes in this modification SECTION J - LIST OF ATTACHMENTS is hereby modified as follows: 1. Statement of Work, dated July 30, 2019, 11 pages 9. Quality Agreement 10. AV7909 Delivery Schedule Q3 2019 Q4 2019 Total August September October November December Q1 2020 Q2 2020 Doses Doses [**] [**] [**] [**] [**] [**][**] Delivered: [**] [**] [**] [**] [**] [**] [**] [**] Base Doses [**] [**] [**] Option [**] [**] [**] [**] [**] [**] Doses 2H 2019 Delivery 1H 2020 Delivery [**] [**] All other terms and conditions of this contract remain unchanged. End of Modification #3 5

ATTACHMENT 1; STATEMENT OF WORK NEXT GENERATION ANTHRAX VACCINE RFP 16-100-SOL-0015 AV7909 Anthrax Vaccine 1.0 Contractual Statement of Work Preamble to the Statement of Work Independently and not as an agent of the Government, the Contractor shall be required to furnish all the necessary services, qualified personnel, material, equipment, and facilities, not otherwise provided by the Government, as needed to perform the Statement of Work submitted in response to RFP 16-100-SOL- 00015. 1.1 Scope. The scope of work for this contract includes AV7909 development activities through licensure that fall into the following areas: program management, nonclinical, clinical, regulatory, and chemistry, manufacturing, and controls (CMC). The scope of work also includes activities to support post-marketing requirements. 1.2 Objective. The objective of this Statement of Work (SOW) is to conduct all necessary activities to advance the development of AV7909 through Biologics License Application (BLA) submission and approval and post- marketing requirements. Activities to meet the objective of this SOW fall in three separate contract line item number (CUN): • CLIN 0001 - Approval of Emergency Use Authorization (EUA), licensure, approval, and clearance of product through the FDA (Base) • CUN 000IA - Conduct of a Phase 2 clinical [**] study or other studies required by the FDA for the establishment of a [**] specification (Option) • CLIN 0002 - Initial purchase, storage, and delivery of product (Base) • CLIN 0003 - Phase 4 post marketing requirements (Option) • CLIN 0004 - Surge Capacity-Additional procurement of product (Option) 1.3 CLIN 0001 - Approval of Emergency Use Authorization (EUA), licensure, approval. and clearance of product through the FDA (Base) This section identifies representative tasks and sub-tasks for CUN 0001 with associated WBS code for each task or subtask. [**] Program Management Emergent shall provide program management activities. The activities shall include but are not limited to: • Identification of and management to, distinct stages of the product development pathway that are gates for Go/No Go decisions for advancing to the next stage of the Integrated Product Development Plan. • Establishment of and tracking of milestones and timelines for the initiation conduct, and completion of product development activities for each stage with a budget (in direct costs) linked to each stage. July 30, 2019

• Ongoing evaluation of qualitative and quantitative criteria and accompanying data used to assess the scientific merit and technical feasibility of proceeding to the next stage of product development. • Maintaining and managing staff (in-house and contracted) to assure the necessary expertise and dedicated effort to perform the work. • Directing and overseeing subcontractors and consultants to assure successful performance of planned activities within the cost and schedule constraints of the contract. • Conducting performance measurement that shall include establishing an initial plan; defining measurable parameters; defining how these parameters relate to cost and schedule impacts; their approach in providing a detailed schedule that generates a critical path for the project; and a description of the cost-accounting system used or intended to be used based on budget estimates to monitor all costs related to the contract award for both Emergent and subcontractors on a real time basis. • Manage contract activities in accordance with Earned Value Management. In this regard, Emergent shall: o Provide an Integrated Master Project Plan (including tabular and Gantt forms) to BARDA that clearly indicates the critical path to support product approval. The Integrated Master Project Plan shall outline key, critical path milestones, with "Go/No-Go" decision criteria and a contract Work Breakdown Structure (due within 90 days of contract award with updates as requested by the Contracting Officer's Representative (COR). o Submit an updated Integrated Master Schedule in an approved format. o Use principles of Earned Value Management System (EVMS) in the management of this contract. o Submit a plan for a Performance Measurement Baseline Review (PMBR) electronically via email to the Contracting Officer (CO) and COR for a PBMR to occur within 90days of contract award. • Develop and maintain a risk management plan. • Participate in regular meetings to coordinate and oversee the contracting effort. [**] Non-Clinical Toxicology Emergent shall conduct safety and toxicology of AV7909 using animal models following Good Laboratory Practice guidelines (OLP: as defined in the U.S. Code of Federal Regulations, 21CFR Part 58), as appropriate. The activities shall include but are not limited to: [**] [**] Non-Clinical Efficacy Emergent shall conduct efficacy, pharmacokinetics/pharmacodynamics, bioavailability, solubility, formulation, dose, route and schedule of the medical countermeasure using both in vitro and animal models following Good Laboratory Practice guidelines (OLP: as defined in the U.S. Code of Federal Regulations, 21 CFR Part 58), as appropriate. The activities shall include but are not limited to: [**] [**] Clinical Evaluation Emergent shall design and conduct Phase 2 and Phase 3 clinical studies in accordance with all Federal regulations and Good Clinical Practice (GCP) guidelines. The activities shall include but are not limited to: July 30, 2019

[**] [**] Regulatory Activities Emergent shall conduct all required regulatory activities to support submission of BLA licensure for AV7909. The activities shall include but are not limited to: [**] [**] Chemistry and Manufacturing Controls (CMC) Emergent shall complete the manufacturing activities necessary to support BLA submission. The activities shall include but are not limited to: [**] [**] [**] Program Management Emergent shall provide program management activities. The activities shall include but are not limited to: • Identification of and management to, distinct stages of the product development pathway that are gates for Go/No Go decisions for advancing to the next stage of the Integrated Product Development Plan. • Establishment of and tracking of milestones and timelines for the initiation conduct, and completion of product development activities for each stage with a budget (in direct costs) linked to each stage. • Ongoing evaluation of qualitative and quantitative criteria and accompanying data used to assess July 30, 2019 the scientific merit and technical feasibility of proceeding to the next stage of product development. • Maintaining and managing staff (in-house and contracted) to assure the necessary expertise and dedicated effort to perform the work. • Directing and overseeing subcontractors and consultants to assure successful performance of planned activities within the cost and schedule constraints of the contract. • Conducting performance measurement that shall include establishing an initial plan; defming measurable parameters; defining how these parameters relate to cost and schedule impacts; their approach in providing a detailed schedule that generates a critical path for the project; and a description of the cost-accounting system used or intended to be used based on budget estimates to monitor all costs related to the contract award for both Emergent and subcontractors on a real time basis. • Manage contract activities in accordance with Earned Value Management. In this regard, Emergent shall: o Provide an Integrated Master Project Plan (including tabular and Gantt forms) to BARDA that clearly indicates the critical path to support product approval. The Integrated Master Project Plan shall outline key, critical path milestones, with "Go/ No Go" decision criteria and a contract Work Breakdown Structure (due within 90 days of contract award with updates as requested by the Contracting Officer's Representative (COR). o Submit an updated Integrated Master Schedule in an approved format. o Use principles of Earned Value Management System (EVMS) in the management of this contract. o Submit a plan for a Performance Measurement Baseline Review (PMBR) electronically via email to the Contracting Officer (CO) and COR for a PBMR to occur within 90days of contract award. • Develop and maintain a risk management plan. • Participate in regular meetings to coordinate and oversee the contracting effort. [**] Clinical Evaluation Emergent shall design and conduct a Phase 2 clinical study in accordance with all Federal regulations and Good Clinical Practice (GCP) guidelines unless other studies are required by the FDA for the establishment of [**] specification. The activities shall include, but are not limited to: [**] [**] Chemistry and Manufacturing Controls (CMC) Emergent shall complete the manufacturing activities necessary to support AVA.214 Phase 2 [**] Study. The activities below are specific to conducting a Phase 2 [**] clinical study. If the FDA requires an alternate strategy for establishment of [**], the activities below may no longer be applicable. Upon new guidance from the FDA, Emergent will update the SOW accordingly. [**] 1.5 CLIN 0002 - Initial purchase, storage, and delivery or product (Base) Under the Base Period funding Emergent shall manufacture, fill, and deliver 3,000,000 doses procured in fiscal year 2019 as an initial procurement to the Strategic National Stockpile (SNS). Emergent is approved to use management reserve funding for shipping costs associated with these deliveries. July 30, 2019

1.6 CLIN 0003 - Phase 4 post marketing requirements (Option) [**] Program Management Emergent shall provide program management activities. The activities shall include but are not limited to: • Identification of and management to, distinct stages of the product development pathway that are gates for Go/No Go decisions for advancing to the next stage of the Integrated Product Development Plan. • Establishment of and tracking of milestones and timelines for the initiation conduct, and completion of product development activities for each stage with a budget (in direct costs) linked to each stage. • Ongoing evaluation of qualitative and quantitative criteria and accompanying data used to assess the scientific merit and technical feasibility of proceeding to the next stage of product development. • Maintaining and managing staff (in-house and contracted) to assure the necessary expertise and dedicated effort to perform the work. • Directing and overseeing subcontractors and consultants to assure successful performance of planned activities within the cost and schedule constraints of the contract. • Conducting performance measurement that shall include establishing an initial plan; defining measurable parameters; defining how these parameters relate to cost and schedule impacts; their approach in providing a detailed schedule that generates a critical path for the project; and a description of the cost-accounting system used or intended to be used based on budget estimates to monitor all costs related to the contract award for both Emergent and subcontractors on a real time basis. • Manage contract activities in accordance with Earned Value Management. In this regard, Emergent shall: 0 Provide an Integrated Master Project Plan (including tabular and Gantt forms) to BARDA that clearly indicates the critical path to support product approval. The Integrated Master Project Plan shall outline key, critical path milestones, with "Go/No Go" decision criteria and a contract Work Breakdown Structure (due within 90 days of contract award with updates as requested by the Contracting Officer's Representative (COR). 0 Submit an updated Integrated Master Schedule in an approved format. 0 Use principles of Earned Value Management System (EVMS) in the management of this contract. 0 Submit a plan for a Performance Measurement Baseline Review (PMBR) electronically via email to the Contracting Officer (CO) and COR for a PBMR to occur within 90 days of contract award. • Develop and maintain a risk management plan. • Participate in regular meetings to coordinate and oversee the contracting effort. [**] July 30, 2019

1.7 CLIN 0004 through 11- Surge Capacity - Additional procurement of Product (Option) Emergent shall deliver up to 25 million dose regimens (equivalent to 50 million doses of AV7909). This option may be triggered after EUA pre-authorization approval by FDA, which is currently linked to release of PPQ lots, and deliveries will start within [**] months after trigger. Under CLIN 4 Emergent shall manufacture, fill, and deliver 10[**]doses procured in fiscal year 2019 as an initial procurement to the Strategic National Stockpile (SNS). Emergent will be responsible for shipping and transport of filled and finished AV7909 product to the SNS and the costs associated with the delivery. For delivery to the SNS, Emergent shall comply with the relevant associated activities and deliverables as outlined in the Quality Agreement (attached) as signed by Emergent, BARDA, and the SNS. Emergent shall provide appropriate documentation to BARDA for quality assurance of the final drug product delivered to the SNS and invoice appropriately. 1.8 Reporting Requirements and Deliverables Reports As part of the work to be performed under this contract, Emergent will prepare and deliver the following reports throughout the period of performance. Monthly Technical Progress Reports On the fifteenth (15) day of each month for the previous calendar month, Emergent will submit to the COR and the CO a Technical Progress Report covering the previous calendar month. The first reporting period consists of the first full month of performance plus any fractional part of the initial month. Thereafter, the reporting period will consist of each calendar month. The frequency of Technical Progress Reporting will be determined by the CO and COR during negotiations of the contract. The format and type of Technical Progress Report and Executive Summary will be provided by the COR. The Technical Progress Reports will summarize progress for the reporting period, such as: management and administrative updates, technical progress, issues, proposed work, manufacturing and supply chain management, and a summary of invoices. A Technical Progress Report will not be required for the period when the same month Annual Progress Reports or a Final Report are due. Emergent will submit one copy of the Technical Progress Report electronically via e-mail to the CO and COR. Annual Progress Reports On the thirtieth (30th) calendar day following the last day of each reporting period, Emergent will submit to the COR and the CO an Annual Progress Report. The first reporting period consists of the first full year of performance plus any fractional part of the initial year. Thereafter, the reporting period shall consist of each calendar year. Annual Progress Reports will summarize progress for the reporting period, such as: management and administrative updates, technical progress, issues, proposed work, manufacturing and supply chain management, and a summary of invoices. An Annual Progress Report will not be required for the period when the Final Technical Progress Report is due. Draft Final Report and Final Report Emergent will submit the Draft Final Progress Report forty-five (45) calendar days prior to the expiration date of the contract and the Final Progress Report on or before the expiration date of the contract. These reports will include a summation of the work performed and results obtained for execution of various studies or technical work packages during the entire contract period of performance. This report will be in July 30, 2019 sufficient detail to describe comprehensively the results achieved. An electronic copy of the Draft Final Report and Final Report will be submitted to the COR and CO. FDA Regulatory Agency Correspondence Meeting Summaries and Submissions With regard to interactions with the FDA, Emergent shall: • Forward the initial draft minutes to BARDA within five business days of any formal meeting with the FDA or other regulatory agency and forward the final minutes when available. • Forward the initial draft minutes to BARDA within five business days of any informal meeting with the FDA or other regulatory agency and forward the final minutes when available and if applicable. • Forward the dates and times of any meeting with the FDA and other regulatory agencies to BARDA as soon as the meeting times are known and make arrangements for appropriate BARDA staff to attend the meetings. • Provide BARDA the opportunity to review and comment upon any documents to be submitted to the FDA or other regulatory agency. Emergent will provide BARDA with five (5) business days in which to review and provide comments prior to Emergent’s submission to the FDA. Emergent will notify the COR and CO within 24 hours of all FDA arrivals to conduct site visits/audits by any regulatory agency and provide the USG with an exact copy (non-redacted) of the FDA Form 483 and the Establishment Inspection Report (EIR). Emergent will provide the COR and CO copies of the plan for addressing areas of non-conformance to FDA regulations for Good Laboratory Practice (GLP) guidelines as identified in the audit report, status updates during the plan’s execution, and a copy of all final responses to the FDA. Emergent will also provide redacted copies of any FDA audits received from subcontractors that occur as a result of this contract or for this product. Emergent will make arrangements with the COR for the appropriate BARDA representative(s) to be present during the final debrief by the regulatory inspector. July 30, 2019

Key Deliverables A summary of Key Deliverables for this contract follow [*] July 30, 2019

July 30, 2019

Milestone # WBS # Milestone Deliverables Quantity Estimated Summary (Details as Completion specified in the Date Deliverables) [**] [**] [**] [**] [**] [**] [**] [**] [**] [**] [**] [**] [**] [**] [**] CLIN 0001 [**] [**] [**] [**] [**] [**][**] [**] [**] [**] [**] [**] [**] [**] [**] [**] [**] [**] [**] [**] [**] [**] [**][**] [**] [**] [**] [**] [**] [**] [**] [**] [**] [**] [**] [**] [**] [**] [**] [**][**] [**] [**] [**] [**] [**] [**] [**] [**] [**] [**] [**] [**] [**] [**] [**] [**][**] [**] [**] [**] [**] [**] [**] [**] [**] CLIN 0002 [**] -- Completion Delivery of [**] [**] [**] of delivery 3 million of 3 million doses of doses of AV7909 AV7909 July 30, 2019